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Exhibit 7.1

TALISMAN ENERGY INC.

Issuer,

to

THE BANK OF NOVA SCOTIA
TRUST COMPANY OF NEW YORK,

Trustee

Indenture

Dated as of                                         , 2005

Debt Securities

Reconciliation and tie between Trust Indenture Act
of 1939 and Indenture, dated as of                                                  , 2005

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	609
	(a)(2)	609
	(b)	605, 608, 610(d)(1)
§ 311	(a)	101(a)(2), 605, 614
	(b)	101(a)(2), 605, 614
§ 312	(c)	703
§ 313		704
§ 314	(a)	705
	(a)(4)	1002
	(c)(1)	102
	(c)(2)	102
	(e)	101(b) ("Opinion of Counsel"), 102
§ 315	(b)	601
§ 316	(a)(last sentence)	101(b) ("Outstanding")
	(a)(1)(A)	512
	(a)(1)(B)	513
	(b)	508
	(c)	104(d)
§ 317	(a)(1)	503
	(a)(2)	504
	(b)	1003
§ 318	(a)	107

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the indenture.

i

SECTION 703. Disclosure of Names and Addresses of Holders	67
SECTION 704. Reports by Trustee	67
SECTION 705. Reports by Company	67
ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE	68
SECTION 801. Company May Merge, Consolidate, Etc., Only on Certain Terms	68
SECTION 802. Vesting of Powers in Successor	69
ARTICLE NINE SUPPLEMENTAL INDENTURES	69
SECTION 901. Supplemental Indentures Without Consent of Holders	69
SECTION 902. Supplemental Indentures with Consent of Holders	70
SECTION 903. Execution of Supplemental Indentures	71
SECTION 904. Effect of Supplemental Indentures	71
SECTION 905. Conformity with TIA	72
SECTION 906. Reference in Securities to Supplemental Indentures	72
SECTION 907. Notice of Supplemental Indentures	72
ARTICLE TEN COVENANTS	72
SECTION 1001. Payments of Principal, Premium and Interest	72
SECTION 1002. Statement as to Compliance	73
SECTION 1003. Money for Security Payments to Be Held in Trust	73
SECTION 1004. Additional Amounts	74
SECTION 1005. Corporate Existence; Filings with Trustee	75
SECTION 1006. Payment of Taxes and Other Claims	75
SECTION 1007. Limitations on Liens	75
SECTION 1008. Notice of Occurrence of Event of Default	76
SECTION 1009. Waiver of Certain Covenants	76
SECTION 1010. Maintenance of Office or Agency	76
SECTION 1011. Additional Payments Due to Canadian Taxes	77
ARTICLE ELEVEN REDEMPTION OF SECURITIES	78
SECTION 1101. Applicability of Article	78
SECTION 1102. Election to Redeem; Notice to Trustee	78
SECTION 1103. Selection by Trustee of Securities to Be Redeemed	79
SECTION 1104. Notice of Redemption	79
SECTION 1105. Deposit of Redemption Price	80
SECTION 1106. Securities Payable on Redemption Date	80
SECTION 1107. Securities Redeemed in Part	81
SECTION 1108. Tax Redemption	81
ARTICLE TWELVE SINKING FUNDS	82
SECTION 1201. Applicability of Article	82
SECTION 1202. Satisfaction of Sinking Fund Payments with Securities	82
SECTION 1203. Redemption of Securities for Sinking Fund	83

ARTICLE THIRTEEN REPAYMENT AT OPTION OF HOLDERS	84
SECTION 1301. Applicability of Article	84
SECTION 1302. Repayment of Securities	84
SECTION 1303. Exercise of Option	84
SECTION 1304. When Securities Presented for Repayment Become Due and Payable	85
SECTION 1305. Securities Repaid in Part	85
ARTICLE FOURTEEN DEFEASANCE AND COVENANT DEFEASANCE	86
SECTION 1401. Company's Option to Effect Defeasance or Covenant Defeasance	86
SECTION 1402. Defeasance and Discharge	86
SECTION 1403. Covenant Defeasance	87
SECTION 1404. Conditions to Defeasance or Covenant Defeasance	87
SECTION 1405. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	89
SECTION 1406. Reinstatement	90
ARTICLE FIFTEEN SUBMISSION TO JURISDICTION	90
SECTION 1501. Agent for Service; Submission to Jurisdiction	90
SECTION 1502. Waiver of Immunities	91

v

        INDENTURE, dated as of                        , 2005, between Talisman Energy Inc., a corporation duly organized under the laws of Canada (herein called the "Company") having its principal office at Suite 3400, 888-3rd Street S.W., Calgary, Alberta, T2P 5C5 Canada, and The Bank of Nova Scotia Trust Company of New York, a trust company organized and existing under the laws of the State of New York, as trustee (herein called the "Trustee").

RECITALS OF THE COMPANY

        The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior debt securities (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

        This Indenture is subject to the provisions of the United States Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

        All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of each series thereof, as follows:

ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions

        (a)   For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1)   the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2)   all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the TIA;

          (3)   all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Canadian GAAP and except as otherwise herein expressly provided, the term "Canadian GAAP" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in Canada; and

          (4)   the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        (b)   Certain terms appearing in only one Section or Article of this Indenture shall have the meaning specified in such Section or Article. Other terms are defined as follows:

        "Act" when used with respect to any Holder, has the meaning specified in Section 104.

        "Additional Payments" has the meaning specified in Section 1004.

        "Affiliate" means with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Authenticating Agent" means any Person appointed by the Trustee to act on behalf of the Trustee pursuant to Section 613 to authenticate Securities.

        "Authorized Newspaper" means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

        "Authorized Officer" when used with respect to the Trustee, means any vice-president, assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, in each case who is assigned by the Trustee to administer corporate trust matters at its Corporate Trust Office, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

        "Board of Directors" means the Board of Directors of the Company or any duly authorized committee of such Board.

        "Board Resolution" means a copy of a resolution certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Book-Entry Security" has the meaning specified in Section 304.

        "Business Day" means any day that, in the city of the principal Corporate Trust Office of the Trustee and in the City of New York, is neither a Saturday, Sunday, or legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close.

        "Canadian Dollar" or "Cdn$" means a dollar or other equivalent unit in such coin or currency of Canada as at the time shall be legal tender for the payment of public and private debts in Canada.

        "Capital Stock" means, with respect to any company, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in shares or stock issued by that company.

        "Clearstream" means Clearstream Banking, société anonyme.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

        "Common Depositary" has the meaning specified in Section 305.

        "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of TIA Sections 310 through 317 as they are applicable to the Company, the term "Company" shall include any other obligor with respect to the Securities for the purposes of complying with such provisions.

        "company" includes corporations, associations, partnerships, limited liability companies and business trusts.

        "Company Request" or "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, Chief Executive Officer, its President, an Executive Vice-President or Vice-President and (ii) by its Treasurer, an Assistant Treasurer, its Corporate Secretary or an Assistant Corporate Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

        "Consolidated Assets" means the aggregate amount of assets of the Company as set forth in the Company's most recent consolidated financial statements prepared in accordance with Canadian GAAP and filed with a securities commission or similar regulatory authority.

        "Conversion Event" means the cessation of use of (i) a Foreign Currency both by the government of the country which issued such Currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions, or (ii) any Currency for the purposes for which it was established.

        "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be conducted and this Indenture, and the Trustee's functions hereunder, shall be administered, which office on the date of execution of this Indenture is located at One Liberty Plaza, New York, New York, Attention: Corporate Trust Department.

        "covenant defeasance" has the meaning specified in Section 1403 hereof.

        "Currency" means the medium of exchange legally established by a sovereign nation (or collective group or union of such nations) as the legal tender in such nation (or nations).

        "Current Assets" means current assets as determined in accordance with Canadian GAAP.

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Defaulted Interest" has the meaning specified in Section 308 hereof.

        "defeasance" has the meaning specified in Section 1402 hereof.

        "Definitive Security" has the meaning specified in Section 304 hereof.

        "Depository" has the meaning specified in Section 304.

        "Equity" means, as to any company, the shareholders' equity appearing in the company's most recent consolidated financial statements prepared in accordance with Canadian GAAP.

        "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, or its successor as operator of the Euroclear System.

        "Event of Default" has the meaning specified in Section 501.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Rate Agent" means, with respect to Securities of or within any series, unless otherwise specified with respect to any Securities pursuant to Section 301, a New York foreign exchange clearing house bank, designated pursuant to Section 301 or Section 317.

        "Extension Notice" and "Extension Period" have the meanings specified in Section 309.

        "Final Maturity" has the meaning specified in Section 309.

        "Foreign Currency" means Currency other than the US Dollar.

        "Global Securities" means one or more Securities evidencing all or part of the Securities to be issued as Book-Entry Securities, issued to the Depository in accordance with Section 304 and bearing the legend prescribed in Section 204.

        "Government Obligations" means securities which are (i) direct obligations of the United States government or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States government, the payment of which is unconditionally guaranteed by the United States government, which, in either case, are full faith and credit obligations of the United States government payable and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depository receipt.

        "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation or (ii) an agreement, direct or indirect, contingent or otherwise, providing assurance of the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. Notwithstanding anything herein to the contrary, a guarantee shall not include any agreement solely because such agreement creates a Lien on the assets of any Person. The amount of a guarantee shall be deemed to be the maximum amount of the obligation guaranteed for which the guarantor could be held liable under such guarantee.

        "Holder" means with respect to registered Securities, the Person in whose name a Security is registered in the Security Register, and with respect to unregistered Securities, the bearers thereof at any particular time.

        "Indebtedness" as to any company, means, without duplication, all items of indebtedness or liability which in accordance with Canadian GAAP would be considered to be indebtedness or liabilities of such company as at the date as of which indebtedness is to be determined, including Indebtedness for Borrowed Money.

        "Indebtedness for Borrowed Money" as to any company, means, without duplication, the full amount of all liabilities of such company for the repayment, either in money or in property, of borrowed money, and the full amount of liabilities of others for the repayment, either in money or in property, of borrowed money that is guaranteed or endorsed (otherwise than for purposes of collection) by such company, or which such company is obligated, contingently or otherwise, to purchase, or on which such company is otherwise contingently liable, provided that a contingent liability for borrowed money shall only constitute Indebtedness for Borrowed Money where the amount thereof is recorded as a liability in the most recent consolidated financial statements of such company in accordance with Canadian GAAP.

        "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that, if at any time there is more than one series of Securities issued under this instrument, "Indenture" shall mean, with respect to each such series of Securities, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the provisions hereof applicable to such series and shall include the terms of such series of Securities established as contemplated by Section 301, exclusive, however, of any provisions or terms which do not relate to such series, regardless of when such provisions or terms were adopted.

        "Indexed Security" means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

        "interest" when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity at the rate prescribed in such Original Issue Discount Security.

        "Interest Payment Date" when used with respect to any series of Securities, means the Stated Maturity of an installment of interest on such Securities.

        "Judgment Currency" has the meaning specified in Section 115.

        "Lien" means any security by way of an assignment, mortgage, charge, pledge, lien, encumbrance, title retention agreement or other security interest whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, perfected or not, provided however, for greater certainty, "Lien" shall not include any security interest referred to in Section 1(1)(tt)(ii) of the Personal Property Security Act (Alberta).

        "mandatory sinking fund payment" shall have the meaning specified in Section 1201.

        "Maturity" when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided whether at the Stated Maturity, by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

        "Moody's" means Moody's Investors Service, Inc.

        "Officers' Certificate" means a certificate signed by (i) the Chairman, Chief Executive Officer, the President, an Executive Vice-President, a Vice-President or the Treasurer of the Company and (ii) the Corporate Secretary or an Assistant Corporate Secretary of the Company and delivered to the Trustee; provided, however, that such certificate may be signed by two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

        "Opinion of Counsel" means a written opinion of legal counsel, who may be counsel for or an employee of the Company, and who shall be acceptable to the Trustee, acting reasonably. Each such opinion shall include the statements provided for in TIA Section 314(e) to the extent applicable.

        "Option to Elect Repayment" shall have the meaning specified in Section 1303.

        "optional sinking fund payment" shall have the meaning specified in Section 1201.

        "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

        "Original Stated Maturity" shall have the meaning specified in Section 309.

        "Outstanding" when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (1)   Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (2)   Securities, or portions thereof, for whose payment, purchase, redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (3)   Securities, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

          (4)   Securities paid pursuant to Section 307 or Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that, in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, direction, consent or waiver hereunder, and for the purpose of making the calculations required by TIA Section 317,

        (A)  the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 502,

        (B)  the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 301, and

        (C)  Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which an Authorized Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

        "Participants" has the meaning specified in Section 304.

        "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (or premium, if any) or interest, if any, on any Securities on behalf of the Company.

        "Permitted Encumbrances" means any of the following:

          (1)   liens for taxes, assessments or governmental charges which are not due or delinquent, or the validity of which the Company or any Restricted Subsidiary shall be contesting in good faith;

          (2)   liens for any judgments rendered, or claims filed, against the Company or any Restricted Subsidiary which the Company or such Restricted Subsidiary shall be contesting in good faith;

          (3)   liens, privileges or other charges imposed or permitted by law such as carriers' liens, builders' liens, materialmen's liens and other liens, privileges or other charges of a similar nature which relate to obligations which are not due or delinquent or the validity of which the Company or any Restricted Subsidiary shall be contesting in good faith;

          (4)   undetermined or inchoate liens arising in the ordinary course of and incidental to construction or current operations of the Company or any Restricted Subsidiary which relate to obligations which are not due or delinquent, or the validity of which the Company or such Restricted Subsidiary shall be contesting in good faith;

          (5)   encumbrances incurred or created in the ordinary course of business and in accordance with sound industry practice in respect of the joint development, operation or present or future abandonment of properties or related production or processing facilities as security in favour of any other owner or operator of such assets for the Company's or any Restricted Subsidiary's portion of the costs and expenses of such development, operation or abandonment, provided that such costs or expenses are not due or delinquent;

          (6)   liens for penalties arising under non-participation provisions of operating or similar agreements in respect of the Company's or any Restricted Subsidiary's properties;

          (7)   easements, rights-of-way, servitudes, zoning or other similar rights or restrictions in respect of land held by the Company or any Restricted Subsidiary (including, without limitation, rights-of-way and servitudes for railways, sewers, drains, pipe lines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) which:

            (A)  are in existence on the date of execution of this Agreement; or

            (B)  do not, either alone or in the aggregate, materially detract from the value of such land or materially impair its use in the operation of the business of the Company or of any such Restricted Subsidiary;

          (8)   liens incurred in the ordinary course of the oil and gas business in respect of take or pay obligations under gas sales contracts;

          (9)   royalties, gross overriding royalties or other similar burdens on production in the ordinary course of business affecting the Company's or any Restricted Subsidiary's properties, or encumbrances in respect of such royalties, gross overriding royalties or other similar burdens;

          (10) security given to a public utility or any municipality or governmental or other public authority when required by such utility, municipality or authority in connection with the operations of the Company or any Restricted Subsidiary, to the extent such security does not materially detract from the value of any material part of the property of the Company or any such Restricted Subsidiary;

          (11) cash or marketable securities deposited in connection with bids or tenders, or deposited with a court as security for costs in any litigation, or to secure workmen's compensation or unemployment insurance liabilities;

          (12) reservations, limitations or provisos expressed in or affecting any grant of real or immovable property or any interest therein;

          (13) liens on cash or marketable securities of the Company or any Restricted Subsidiary granted in the ordinary course of business in connection with:

            (A)  any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate insurance and other similar agreements or arrangements;

            (B)  any interest rate swap agreements, forward rate agreements, interest rate cap or collar agreements or other similar financial agreements or arrangements; or

            (C)  any agreements or arrangements entered into for the purpose of hedging product prices;

          (14) pre-existing encumbrances on assets when acquired or when the owner thereof becomes a Restricted Subsidiary, or encumbrances given by such Restricted Subsidiary on other assets of such Restricted Subsidiary in compliance with obligations under trust deeds or other instruments entered into prior to its becoming a Restricted Subsidiary;

          (15) Purchase Money Mortgages;

          (16) security in respect of Current Assets given in the ordinary course of business to any financial institution to secure any Indebtedness payable on demand or maturing (including any right of extension or renewal) 18 months or less after the date such Indebtedness is incurred or the date of any renewal or extension thereof;

          (17) security given by the Company in favour of a Restricted Subsidiary or by a Restricted Subsidiary in favour of the Company or another Restricted Subsidiary;

          (18) security in respect of transactions, such as the sale (including any forward sale) or other transfer, in the ordinary course of business, of:

            (A)  oil, gas or other minerals, whether in place or when produced, for a period of time until, or in an amount such that, the purchaser will realize from the oil, gas or other minerals a specified amount of money (however determined) or a specified amount of such oil, gas or other minerals; or

            (B)  any other interests in property of a character commonly referred to as a "production payment";

          (19) security in respect of Indebtedness incurred, assumed or guaranteed by the Company or any Restricted Subsidiary that is incurred, assumed or guaranteed in connection with the acquisition, construction or development of a particular asset or assets, including security in respect of the shares or Indebtedness of a Subsidiary engaged directly or indirectly in the acquisition, construction or development of a particular asset or assets, provided that the grantees of such security have no recourse generally against any assets, property or undertaking of the Company or any Restricted Subsidiary except for the assets acquired, constructed or developed (and other de minimus assets associated therewith) or shares or Indebtedness of a Subsidiary, other than a Restricted Subsidiary, engaged directly or indirectly in such acquisition, construction or development;

          (20) extensions, renewals or replacements of all or part of any security permitted under the definition of "Permitted Encumbrances" in Sections 1.1(b)(1) to (19) above, provided that such security relates to the same property plus improvements, if any, and provided that the amount of Indebtedness secured thereby will not exceed the principal amount of such Indebtedness immediately prior to such extension, renewal or replacement including, but not limited to, all fees and expenses incurred in connection therewith; and

          (21) security that would otherwise be prohibited (including any extensions, renewals or replacements thereof or successive extensions, renewals or replacements thereof), provided that the aggregate Indebtedness outstanding and secured under this paragraph (21) does not (calculated at the time of giving of security on the Indebtedness and not at the time of any extension, renewal or replacement thereof) exceed an amount equal to the greater of (A) 10% of Consolidated Assets and (B) Cdn. $100,000,000 (or the equivalent thereof in any other Currency).

        "Person" means any individual, company, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Place of Payment" means, when used with respect to the Securities of or within any series, the place or places where the principal of (and premium, if any) and interest, if any, on such Securities are payable as specified as contemplated by Sections 301.

        "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 307 in exchange for a mutilated Security or in lieu of a destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

        "Purchase Money Mortgage" means a mortgage, charge or other lien on or against any property securing any Purchase Money Obligation for such property.

        "Purchase Money Obligation" means any Indebtedness created or assumed as part of the purchase price of real or tangible personal property, whether or not secured, any extensions, renewals or refundings of any such Indebtedness, provided that the principal amount of such Indebtedness outstanding on the date of such extension, renewal or refunding is not increased, and further provided that any security given in respect of such Indebtedness shall not extend to any property other than the property acquired in connection with which such Indebtedness was created or assumed and fixed improvements, if any, erected or constructed thereon.

        "Redemption Date" when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to Section 301 of this Indenture.

        "Redemption Price" when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

        "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of or within any series means the date specified for that purpose as contemplated by Section 301.

        "Repayment Date" means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment pursuant to this Indenture.

        "Repayment Price" means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid pursuant to this Indenture.

        "Required Currency" has the meaning specified in Section 115.

        "Reset Notice" shall have the meaning specified in Section 308.

        "Restricted Subsidiary" means:

          (1)   any Subsidiary of the Company which owns oil or natural gas properties, or interests therein, in Canada, the United Kingdom or the United States, or refining or manufacturing facilities, or interests therein, in Canada, the United Kingdom or the United States, related to the refining or manufacture of petroleum hydrocarbons, petrochemicals, the constituents thereof or the derivatives therefrom, which assets represent not less than the greater of (A) 5% of Consolidated Assets and (B) Cdn. $100,000,000 (or the equivalent thereof in any other Currency), excluding however any Subsidiary if the amount of the Company's share of the Equity therein does not at the time exceed 2% of the Equity of the Company; and

          (2)   any Subsidiary of the Company designated as a Restricted Subsidiary from time to time in any designation in the form set forth in Schedule A to this Indenture (a "Designation"), which Designation may not be revoked;

        provided that notwithstanding anything herein to the contrary

            (A)  a Restricted Subsidiary shall cease to be a Restricted Subsidiary when it ceases to be a Subsidiary for any reason,

            (B)  any Subsidiary to which assets held by a Restricted Subsidiary, having a value equal to or greater than 5% of the assets of the Restricted Subsidiary, are, directly or indirectly, transferred, other than for fair value, shall itself be deemed to be a Restricted Subsidiary, and

            (C)  a Restricted Subsidiary shall cease to be a Restricted Subsidiary when the assets thereof represent less than the greater of (A) 5% of Consolidated Assets and (B) Cdn. $100,000,000 (or the equivalent thereof in any other Currency) or if the amount of the Company's share of the Equity therein does not at the time exceed 2% of the Equity of the Company.

        "Securities" means the securities, notes or other evidences of indebtedness of the Company issued and certified hereunder, or deemed to be issued and certified hereunder and for the time being outstanding, whether in definitive or interim form, and without limiting the generality of the foregoing:

          (1)   "coupon Securities" means Securities which are issued with coupons attached thereto;

          (2)   "coupons" means the interest coupons attached or appertaining to coupon Securities;

          (3)   "fully registered Securities" means Securities without coupons registered as to both principal and interest;

          (4)   "registered Securities" where not qualified by other words means collectively fully registered Securities, coupon Securities registered as to principal only and non-interest bearing Securities registered as to principal; and

          (5)   "unregistered Securities" means Securities which are not registered Securities and are payable to the bearer thereof;

provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, "Securities" with respect to this Indenture as to which such Person is Trustee shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

        "Security Register" and "Security Registrar" have the respective meanings specified in Section 306.

        "Special Record Date" means a date fixed by the Trustee for the payment of any Defaulted Interest pursuant to Section 308.

        "Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

        "Stated Maturity" when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security representing such installment of principal or interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, as such date may be extended pursuant to the provisions of Section 309.

        "Subsequent Interest Period" shall have the meaning specified in Section 308.

        "Subsidiary" means with respect to the Company, any company of which there are owned, directly or indirectly, by or for the Company or by or for any company in like relation to the Company, Voting Shares which in the aggregate, entitle the holders thereof to cast more than 50% of the votes which may be cast by the holders of all outstanding Voting Shares of such first mentioned company for the election or designation of directors, managing general partners or managing members, and includes any company in like relation to a Subsidiary.

        "this Trust Indenture" "this Indenture", "these presents", "herein", "hereof', "hereby", "hereto", "hereunder" and similar expressions refer to this Indenture and not to any particular Article, Section or other provision hereof, and include any and every instrument supplemental or ancillary hereto or in implementation hereof and the form and terms of any particular series of Securities established hereunder.

        "TIA" means the U.S. Trust Indenture Act of 1939, as amended and as may be amended from time to time.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

        "Trustee Payments" shall have the meaning specified in Section 611.

        "United States" means, unless otherwise specified with respect to any Securities pursuant to Section 301, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

        "United States person" means, unless otherwise specified with respect to any Securities pursuant to Section 301, an individual who is a citizen or resident of the United States, a company or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

        "US Dollar" or "US$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender in the United States of America.

        "Valuation Date" has the meaning specified in Section 313.

        "Vice President" when used with respect to the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

        "Voting Shares" means shares of capital stock of any class or classes or other interests in the case of partnership, as applicable, having general voting power under ordinary circumstances to elect directors, managers, managing partners in the case of a partnership, as applicable, trustees or similar controlling persons of a company.

        "Yield to Maturity" means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

SECTION 102. Compliance Certificates and Opinions

        (a)   Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

        (b)   Every certificate or opinion (other than the certificates required by Section 1002) with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1)   a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4)   a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

SECTION 103. Form of Documents Delivered to Trustee

        (a)   In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        (b)   Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        (c)   Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders

        (a)   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of any series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to TIA Section 315) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

        (b)   The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

        (c)   The ownership of Securities shall be proved by the Security Register.

        (d)   If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

        (e)   Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105. Notices, etc. to Trustee and Company

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

        (a)   the Trustee by any Holder, an agent of any bank or the Company shall be sufficient for every purpose hereunder if made, given, furnished or delivered, in writing, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department; or

        (b)   the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed first class postage prepaid, or sent by a recognized courier in Canada or the United States, to the Company, Attention: Corporate Secretary, Legal Department, addressed to it at the address of principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106. Notice to Holders; Waiver

        (a)   Where this Indenture provides for notice of any event to Holders of Securities by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Securities. Any notice mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

        (b)   In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders of Securities when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

        (c)   Except as otherwise expressly provided herein or otherwise specified with respect to any Securities pursuant to Section 301, where this Indenture provides for notice to Holders of unregistered Securities of any event, such notice shall be sufficiently given to Holders of unregistered Securities if published in an Authorized Newspaper in The City of New York and in such other city of cities as may be specified in such Securities on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice. Any such notice shall be deemed to have been given on the date of the first such publication.

        (d)   In case, by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause, it shall be impracticable to publish any notice to Holders of unregistered Securities as provided above, then such notification to Holders of unregistered Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of unregistered Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of unregistered Securities or the sufficiency of any notice to Holders of registered Securities given as provided herein.

        (e)   Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

        (f)    Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107. Conflict of Any Provision of Indenture with TIA

        If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Sections 310 to 317, inclusive, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such TIA Sections, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 108. Effect of Headings and Table of Contents

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns

        All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause

        In case any provision in this Indenture or in any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture

        Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law

        This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles that would apply any other law. This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 113. Legal Holidays

        In any case where any Interest Payment Date, Redemption Date, sinking fund payment date or Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Security other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section) payment of principal (or premium, if any) or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be, to such succeeding Business Day.

SECTION 114. No Recourse Against Others

        A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of the Securities waives and releases all such liability.

SECTION 115. Conversion of Currency

        (a)   The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Securities and this Indenture:

          (1)   If for the purposes of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other currency (the "Judgment Currency") an amount due or contingently due under the Securities of any series and this Indenture (the "Required Currency"), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which a final judgment which is not appealable or is not appealed is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

          (2)   If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment referred to in (1) above is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Required Currency originally due.

        (b)   In the event of the winding-up of the Company at any time while any amount or damages owing under the Securities and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders of Securities and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in the Required Currency (other than under this Subsection (b)) is calculated for the purposes of such winding-up and (2) the final date of the filing of proofs of claim in such winding-up. For the purpose of this Subsection (b) the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

        (c)   The obligations contained in Subsections (a)(2) and (b) of this Section shall constitute separate and independent obligations of the Company from its other obligations under the Securities and this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder or Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the applicable liquidator. In the case of Subsection (b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

        (d)   The term "rate(s) of exchange" shall mean the Bank of Canada noon rate for purchases on the relevant date of the Required Currency with the Judgment Currency, as reported by Reuters on screen BOFC (of such other means of reporting the Bank of Canada noon rate as may be agreed upon by each of the parties to this Indenture) and includes any premiums and costs of exchange payable.

SECTION 116. Currency Equivalent

        Except as otherwise provided in this Indenture, for purposes of the construction of the terms of this Indenture or of the Securities, in the event that any amount is stated herein in the currency of one nation (the "First Currency"), as of any date such amount shall also be deemed to represent the amount in US Dollars determined at the Bank of Canada noon exchange rate between the First Currency and US Dollars as reported by Reuters on screen BOFC (or such other means of reporting the Bank of Canada noon rate as may be agreed upon by each of the parties to this Indenture) on the date of determination.

SECTION 117. Conflict with TIA

        If and to the extent that any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA, through operation of Section 318 (c) thereof, such imposed duties shall control.

SECTION 118. Waiver of Jury Trial

        Each of the Company and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this indenture, the notes or the transactions contemplated hereby.

ARTICLE TWO
SECURITY FORMS

SECTION 201. Forms Generally

        The Securities of each series shall be in substantially the forms as shall be established pursuant to Section 301 in indentures supplemental hereto or in or pursuant to Board Resolution and set forth in and Officers' Certificate, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

        (a)   Unless otherwise specified as contemplated by Section 301, unregistered Securities in bearer form shall have interest coupons attached.

        (b)   The Trustee's certificate of authentication on all Securities shall be in substantially the form set forth in this Article.

        (c)   The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Form of Trustee's Certificate of Authentication

        Subject to Section 613, the Trustee's certificate of authentication shall be in substantially the following form:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:

        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

, as Trustee
By:	Authorized Officer

SECTION 203. Securities Issuable in Global Form

        (a)   When Securities of or within a series are issued in global form, as specified as contemplated by Section 301, then, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or Section 305. Subject to the provisions of Section 303 and, if applicable, Section 305, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or Section 305 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

        (b)   The provisions of the last sentence of Section 303(h) shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303(h).

        (c)   Notwithstanding the provisions of Section 308, unless otherwise specified as contemplated by Section 301, payment of principal of (and premium, if any) and interest, if any, on any Security in permanent global form shall be made to the Person or Persons specified therein.

        (d)   Notwithstanding the provisions of Section 310 and except as provided in Section 203(c), the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent Global Security (i) in the case of a permanent global security in registered form, the Holder of such permanent Global Security, or (ii) in the case of a permanent global unregistered security in bearer form, Euroclear or Clearstream.

SECTION 204. Form of Legend for Book-Entry Securities

        Any Global Security in registered form authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

ARTICLE THREE
THE SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series

        (a)   The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

        (b)   The Securities may be issued in one or more series. The Securities of each series shall rank equally and pari passu in right of payment priority with all other unsecured and unsubordinated Indebtedness of the Company. Prior to the issuance of Securities of any series, there shall be established (i) in one or more indentures supplemental hereto or (ii) in or pursuant to Board Resolution and, subject to Section 303, set forth, or determined in the manner provided in an Officer's Certificate, the following:

          (1)   The title of the Securities of the series (which shall distinguish the Securities of the series from all other series of Securities) and whether such Securities shall be coupon Securities, unregistered Securities, registered Securities or fully registered Securities;

          (2)   The Currency in which principal, interest and redemption premium, if any, shall be payable on the Securities of the series;

          (3)   The aggregate principal amount of the Securities of the series, the percentage of their principal amount at which the Securities of the series shall be issued and the date or dates on which the principal of (and premium, if any, on) the Securities of the series shall be payable or the method by which such date or dates shall be determined or extended;

          (4)   The rate or rates (which may be fixed or variable) at which the Securities of the series shall bear interest, if any, and, if variable, the method by which such rate or rates shall be determined;

          (5)   The date or dates from which any interest shall accrue or the method by which such date or dates will be determined, the date or dates on which any interest will be payable (including the Regular Record Dates for such Interest Payment Dates) and the basis on which any interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

          (6)   The place or places, if any, other than or in addition to New York City, where the principal of (and premium, if any, on) and interest, if any, on the Securities of the series will be payable, each office or agency where any Securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Company in respect of the Securities of the series may be served;

          (7)   The period or periods within which, the price or prices at which, and the other terms and conditions upon which, the Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

          (8)   The obligation, if any, of the Company to redeem, purchase or repay the Securities of the series, in whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which, the Securities of the series will be so redeemed, purchased or repaid;

          (9)   Whether the amount of payments of principal of (and premium, if any, on) and interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may, without limitation, be based on one or more commodities, equity indices or other indices) and the manner in which such amounts shall be determined;

          (10) Any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to the Securities of the series (which Events of Default or covenants may not be consistent with the Events of Default or covenants set forth in the general provisions of this Indenture);

          (11) If other than the entire principal amount thereof, the portion of the principal amount of the Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or the method by which such portion shall be determined;

          (12) Any provisions in modification of, in addition to or in lieu of any provisions of Article Fourteen of this Indenture relating to defeasance and covenant defeasance that shall be applicable to the Securities of the series;

          (13) Any provisions granting special rights to the Holders of the Securities of the series upon the occurrence of such events or conditions as may be specified;

          (14) If other than the Trustee, the designation of any Paying Agent or Security Registrar for the Securities of the series, and the designation of any transfer or other agents or depositories for the Securities of the series;

          (15) Whether the Securities of the series shall be issuable initially in temporary global form, whether any of the Securities of the series is to be issuable in permanent global form and, if so, whether beneficial owners of interests in any Global Security may exchange such interests for Definitive Securities of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if the Securities are to be issuable as a Global Security, the identity of the depository for the Securities of the series;

          (16) The person to whom any interest on any Security shall be payable, if other than the person in whose name the Securities of the series (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, or the manner in which any interest payable on a temporary Security issued in global form shall be paid (if other than as described in Section 305);

          (17) The denomination or denominations in which any registered Securities of the series shall be issuable, if other than US$1,000 or any integral multiple thereof, or any unregistered Securities of the series shall be issuable, if other than US$5,000 or any multiple thereof;

          (18) Whether and under what circumstances the Company shall pay Additional Payments, as contemplated by Section 1004 of this Indenture, on the Securities of the series to any Holder who is not a United States person (including any modification of the definition of such term as contained in this Indenture) in respect of any tax, assessment or governmental charge and, if so, whether the Company shall have the option to redeem the Securities of the series rather than pay such Additional Payments (and the terms of any such option);

          (19) Whether and under what circumstances the Securities may be converted or exchanged for other securities of the Company or any Subsidiary;

          (20) Any applicable Canadian and United States federal income tax consequences; and

          (21) Any other terms, conditions, rights and preferences (or limitations on such rights and preferences) of the Securities of the series, and additional covenants of the Company, which shall not be inconsistent with the TIA or the other provisions of this Indenture.

        (c)   All Securities of any one series shall be substantially identical except as may otherwise be provided in any such indenture supplemental hereto. Not all Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

        (d)   If any of the terms of the series are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

SECTION 302. Denominations

        The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 301. In the absence of any such provisions, the registered Securities of such series, other than Securities issued in global form (which may be of any denomination), shall be issuable in denominations of US$1,000 and any integral multiple thereof and the unregistered Securities of any such series, other than Securities issued in global form (which may be of any denomination), shall be issuable in denominations of US$5,000 or any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating

        (a)   The Securities shall be executed on behalf of the Company by any one of the following: its Chairman, its Chief Executive Officer, its President or one of its Executive Vice-Presidents or Vice-Presidents, and attested by another one of the foregoing, its Corporate Secretary or one of its Assistant Corporate Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

        (b)   Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

        (c)   At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities; provided however, that, in connection with its original issuance, no unregistered Security shall be mailed or otherwise delivered to any location in the United States; and provided further that, unless otherwise specified with respect to any series of Securities pursuant to Section 301, an unregistered Security may be delivered in connection with its original issuance only if the Person entitled to receive such unregistered Security shall have furnished a certificate in the form set forth in Exhibit A-1 to this Indenture, dated no earlier than 15 days prior to the earlier of the date on which such unregistered Security is delivered and the date on which any temporary Security first becomes exchangeable for such unregistered Security in accordance with the terms of such temporary Security and this Indenture. If any Security shall be represented by a permanent global unregistered Security, then, for purposes of this Section and Section 304, the notation of a beneficial owner's interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner's interest in such permanent global Security. Except as permitted by Section 306, the Trustee shall not authenticate and deliver any unregistered Security unless all appurtenant coupons for interest then matured have been detached and cancelled. If not all the Securities of any series are to be issued at one time and if the supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining terms of particular Securities of such series such as interest rate, stated maturity, date of issuance and date from which interest shall accrue.

        (d)   In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Sections 315(a) through 315(d)) shall be fully protected in relying upon, an Opinion of Counsel stating:

          (1)   that the form or forms of such Securities have been established in conformity with the provisions of this Indenture;

          (2)   that the terms of such Securities have been duly approved by the Company;

          (3)   that such Securities, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and made available for delivery by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities;

          (4)   that the Company has the corporate power to issue such Securities, and all necessary corporate action with respect to such issuance has been taken; and

          (5)   that the issuance of such Securities will not contravene the articles of incorporation or bylaws of the Company or result in any violation of any of the terms or provisions of any law or regulation or of any indenture, mortgage or other agreement known to such Counsel by which the Company is bound.

        (e)   Notwithstanding the provisions of Section 301 and Sections 303(c) and 303(d), if not all the Securities of any series are to be issued at one time, so long as the terms and provisions of such Securities are substantially identical to the other Securities of such series, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to the preceding two paragraphs prior to or at the time of issuance of each Security, but such documents shall be delivered prior to or at the time of issuance of the first Security of such series.

        (f)    The Trustee shall not be required to authenticate and make available for delivery any such Securities if the issuance of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties, immunities, protections, privileges, indemnities and benefits under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

        (g)   Each registered Security shall be dated the date of its authentication and each unregistered Security shall be dated as of the date specified as contemplated by Section 301.

        (h)   No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 311 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 304. Book-Entry Securities

        (a)   The Securities of a series may be issuable in whole or in part in the form of one or more Global Securities ("Book-Entry Securities") deposited with, or on behalf of, a Depository (the "Depository"). In the case of Book-Entry Securities, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of Outstanding Securities of the series to be represented by such Global Security or Global Securities. The additional provisions set forth in this Section 304 shall apply to Book-Entry Securities.

        (b)   (1) Book-Entry Securities will be deposited with, or on behalf of, the Depository, and registered in the name of the Depository's nominee, for credit to the respective accounts of institutions that have accounts with the Depository or its nominee ("Participants"); provided that Book-Entry Securities purchased by Persons outside the United States may be credited to or through accounts maintained at the Depository by or on behalf of Euroclear or Clearstream. The accounts to be credited will be designated by the underwriters or agents of such Securities or, if such Securities are offered and sold directly by the Company, by the Company. Ownership of beneficial interests in Book-Entry Securities will be limited to Persons that may hold interests through Participants.

                (2) Participants shall have no rights under this Indenture or any indenture supplemental hereto with respect to any Book-Entry Security held on their behalf by the Depository, or the Trustee as its custodian, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Book-Entry Security for all purposes whatsoever. Notwithstanding the foregoing, nothing in this Indenture or any such supplemental indenture shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between a Depository and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

        (c)   Transfers of Book-Entry Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in Book-Entry Securities may be transferred or exchanged for Securities in fully registered, certificated form ("Definitive Securities") only if (i) the Depository notifies the Trustee in writing that the Depository is no longer willing or able to continue as Depository and a qualified successor Depository is not appointed by the Company within 60 days following such notice, (ii) the Company, at any time and in its sole discretion, determines not to have any Securities of one or more series represented by Global Securities or (iii) after the occurrence of an Event of Default with respect to such Securities, and while such Event of Default is continuing, an owner of a beneficial interest in a Global Security notifies the Trustee in writing that it wishes to receive a Definitive Security and provides to the Trustee evidence reasonably satisfactory to the Trustee of its ownership interest in such Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of Definitive Securities equal in principal amount to such beneficial interest and registered in its name.

        (d)   In connection with any transfer or exchange of a portion of the beneficial interest in any Book-Entry Security to beneficial owners pursuant to paragraph (c) above, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Book-Entry Security in an amount equal to the principal amount of the beneficial interest in the Book-Entry Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and principal amount of authorized denominations.

        (e)   In connection with the transfer of Book-Entry Securities as an entirety to beneficial owners pursuant to paragraph (c) above, the Book-Entry Securities shall be deemed to be surrendered to the Trustee for cancellation and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Book-Entry Securities, an equal aggregate principal amount of Definitive Securities of like tenor of authorized denominations.

        (f)    The Holder of any Book-Entry Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 305. Temporary Securities

        (a)   Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in unregistered form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as conclusively the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in global form.

        (b)   Except in the case of temporary Securities in global form (which shall be exchanged in accordance with the provisions of Sections 305(d), 305(c) and 305(f)), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations; provided, however, that no definitive unregistered Security shall be delivered in exchange for a temporary Registered Security; and provided further that a definitive unregistered Security shall be delivered in exchange for a temporary unregistered Security only in compliance with the conditions set forth in Section 303. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

        (c)   If temporary Securities of any series are issued in global form, any such temporary global Security shall, unless otherwise provided therein, be delivered to the London office of a depositary or common depositary (the "Common Depositary"), for the benefit of Euroclear and Clearstream, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

        (d)   Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Security (the "Exchange Date"), the Company shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary global Security, executed by the Company. On or after the Exchange Date such temporary global Security shall be surrendered by the Common Depositary to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary global Security shall be in unregistered form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary global Security, upon such presentation by the Common Depositary, such temporary global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by Clearstream as to the portion of such temporary global Security held for its account then to be exchanged, each in the form set forth in Exhibit A-2 to this Indenture (or in such other form as may be established pursuant to Section 301); and provided further that definitive unregistered Securities shall be delivered in exchange for a portion of a temporary global Security only in compliance with the requirements of Section 303.

        (e)   Unless otherwise specified in such temporary global Security, the interest of a beneficial owner of Securities of a series in a temporary global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or Clearstream, as the case may be, to request such exchange on his behalf and delivers to Euroclear or Clearstream, as the case may be, a certificate in the form set forth in Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 301), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and Clearstream, the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of Euroclear or Clearstream. Definitive Securities in unregistered form to be delivered in exchange for any portion of a temporary global Security shall be delivered only outside the United States.

        (f)    Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that unless otherwise specified as contemplated by Section 301, interest payable on a temporary global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and Clearstream on such Interest Payment Date upon delivery by Euroclear and Clearstream to the Trustee of a certificate or certificates in the form set forth in Exhibit A-2 to this Indenture (or in such other form as may be established pursuant to Section 301), for credit without further interest thereon on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary global Security on such Interest Payment Date and who have each delivered to Euroclear or Clearstream, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth in Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 301). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this Section 305(f) shall satisfy the certification requirements of Sections 305(d) and 305(e) and of Section 303(c) of this Indenture and the interests of the Persons who are the beneficial owners of the temporary global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this Section 305(f) paragraph, no payments of principal (or premium, if any) or interest, if any, owing with respect to a beneficial interest in a temporary global Security will be made unless and until such interest in such temporary global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and Clearstream and not paid as herein provided shall be returned to the Trustee immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company in accordance with Section 1003.

SECTION 306. Registration, Registration of Transfer and Exchange

        (a)   The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for each series of Securities (the registers maintained in such office of the Trustee and in any other office or agency designated pursuant to Section 1010 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

        (b)   Except as otherwise described in this Article Three, upon surrender for registration of transfer of any Security of any series at the office or agency of the Security Registrar in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, in each case, of any authorized denominations and of a like aggregate principal amount.

        (c)   At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

        (d)   All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

        (e)   Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

        (f)    No service charge shall be payable by the Holder for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp, similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 305, 1107 or 1305 not involving any transfer.

        (g)   Neither the Company nor the Security Registrar shall be required

          (1)   to issue, register the transfer of or exchange Securities of any series in definitive form during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of that series under Section 1103 or 1203 and ending at the close of business on the day of the mailing of the relevant notice of redemption, or

          (2)   to register the transfer of or exchange any registered Security in definitive form so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or

          (3)   to issue, register the transfer of or exchange any Security in definitive form which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

SECTION 307. Mutilated, Destroyed, Lost and Stolen Securities

        (a)   If any mutilated Security is surrendered to the Trustee together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them and any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such mutilated Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

        (b)   (1) If there shall be delivered to the Company and to the Trustee (A) evidence to their satisfaction of the destruction, loss or theft of any Security and (B) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or an Authorized Officer of the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                (2) Notwithstanding the provisions of (a) or (b)(1), in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security; provided, however, that payment of principal of, and premium, if any, and interest, if any, on unregistered securities shall, except as otherwise provided in Section 1010, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 301, any interest on unregistered securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

        (c)   Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        (d)   Every new Security of any series, if any, issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

        (e)   The provisions of this Section 307 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 308. Payment of Interest; Interest Rights Preserved; Optional Interest Reset

        (a)   Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest, if any, on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date

          (1)   shall be paid with respect to coupon Securities to the Person presenting to the Trustee or the Paying Agent the related interest coupons that have matured, and

          (2)   shall be paid with respect to fully registered Securities to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1010; provided, however, that each installment of interest, if any, on any fully-registered Security may at the Company's option be paid by

            (A)  mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 310, to the address of such Person as it appears on the Security Register or

            (B)  with the consent of the Trustee (if the Trustee is then serving as Paying Agent), wire transfer to an account located in the United States maintained by the payee.

        (b)   Any interest on any fully registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in the Securities of such series (such defaulted interest and, if applicable, interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in Subsection (1) or (2) below:

          (1)   The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the fully registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money (except as otherwise specified pursuant to Section 301 for the Securities of such series) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Subsection (2).

          (2)   The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

        (c)   The provisions of this Section 308(c) may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301).

          (1)   The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Security of such series may be reset by the Company on the date or dates specified on the face of such Security (each an "Optional Reset Date"). The Company may exercise such option with respect to such Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for such Security, which notice shall contain such information as may be required by the Trustee to transmit the Reset Notice (as hereinafter defined). Not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of any such Security a notice (the "Reset Notice") indicating whether the Company has elected to reset the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable), and if so (i) such new interest rate (or such new spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity of such Security (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

          (2)   Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of such Security; and such notice shall be irrevocable. All Securities with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to Section 308(e), will bear such higher interest rate (or such higher spread or spread multiplier, if applicable).

          (3)   The Holder of any such Security will have the option to elect repayment by the Company of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article Thirteen for repayment at the option of Holders except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender or repayment until the close of business on the tenth day (or if such day is not a Business Day, on the immediately succeeding Business Day) before such Optional Reset Date.

        (d)   Subject to the foregoing provisions of this Section and Section 306, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 309. Optional Extension of Stated Maturity

        (a)   The provisions of this Section 309 may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301). The Stated Maturity of any Security of such series may be extended at the option of the Company for the period or periods specified on the face of such Security (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth on the face of such Security. The Company may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Stated Maturity of such Security in effect prior to the exercise of such option (the "Original Stated Maturity"). If the Company exercises such option, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of such Security not later than 40 days prior to the Original Stated Maturity a notice (the "Extension Notice") indicating

          (1)   the election of the Company to extend the Stated Maturity,

          (2)   the new Stated Maturity,

          (3)   the interest rate, if any, applicable to the Extension Period and

          (4)   the provisions, if any, for redemption during such Extension Period. Upon the Trustee's transmittal of the Extension Notice, the Stated Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in Section 309(b), such Security will have the same terms as prior to the transmittal of such Extension Notice.

        (b)   Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Security, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate to the Holder of such Security; and such notice shall be irrevocable. All Securities with respect to which the Stated Maturity is extended will bear such higher interest rate.

        (c)   If the Company extends the Maturity of any Security, the Holder will have the option to elect repayment of such Security by the Company on the Original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order to obtain repayment on the Original Stated Maturity once the Company has extended the Maturity of such Security, the Holder must follow the procedures set forth in Article Thirteen for repayment at the option of Holders, except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day (or if such day is not a Business Day, on the immediately succeeding Business Day) before the Original Stated Maturity.

SECTION 310. Persons Deemed Owners

        (a)   Prior to due presentment of a registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 306 and 308) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

        (b)   Title to any unregistered Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any unregistered Security and the bearer of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupons be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

        (c)   None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of

          (1)   the records relating to or payments made on account of any Participants or any beneficial ownership interests of a Security in global form,

          (2)   maintaining, supervising or reviewing any records maintained by any Depository or Participant or any other Person relating to such beneficial ownership interests,

          (3)   the delivery or timeliness of delivery of any notice to any beneficial owner of Securities which is required or permitted under the terms of this Indenture or such Securities,

          (4)   the selection of the beneficial owners to receive payments in the event of a partial redemption or repayment, or

          (5)   any consent given or other action taken by the Depository or other Holder of a Security, as the registered holder thereof.

        (d)   Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depository, as a Holder, with respect to such Global Security or impair, as between such Depository and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depository (or its nominee) as Holder of such Global Security.

SECTION 311. Cancellation

        All Securities surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any current or future sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered to the Trustee shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures, unless by Company Order the Company shall direct that cancelled Securities be returned to it.

SECTION 312. Computation of Interest

        Except as otherwise specified as contemplated by Section 301 with respect to any Securities, interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months. Solely for purposes of the Interest Act (Canada), the yearly rate of interest to which interest calculated for a period of less than one year on the basis of a year of 360 days consisting of twelve 30-day periods is equivalent to such rate of interest multiplied by a fraction of which (i) the numerator is the product of (A) the actual number of days in the year commencing on the first day of such period, multiplied by (B) the sum of (y) the product of 30 multiplied by the number of complete months elapsed in such period and (z) the actual number of days elapsed in any incomplete month in such period; and (ii) the denominator is the product of (a) 360 multiplied by (b) the actual number of days in such period.

SECTION 313. Currency and Manner of Payments in Respect of Securities

        (a)   With respect to registered Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, and with respect to unregistered Securities of any series, except as provided in paragraph (d) below, payment of the principal of (and premium, if any) and interest, if any, on any registered or unregistered Security of such series will be made in the Currency in which such registered Security or unregistered Security, as the case may be, is payable. The provisions of this Section 313 may be modified or superseded with respect to any Securities pursuant to Section 301.

        (b)   It may be provided pursuant to Section 301 with respect to registered Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (or premium, if any) or interest, if any, on such registered Securities in any of the Currencies which may be designated for such election by delivering to the Trustee a written election with signature guarantees and in the applicable form established pursuant to Section 301, not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive such payments in any such Currency, such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any registered Security of such series with respect to which an Event of Default has occurred or with respect to which the Company has deposited funds pursuant to Article Four or Fourteen or with respect to which a notice of redemption has been given by the Company or a notice of option to elect repayment has been sent by such Holder or such transferee). Any Holder of any such registered Security who shall not have delivered any such election to the Trustee not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant Currency as provided in Section 313(1). The Trustee shall notify the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of registered Securities for which Holders have made such written election.

        (c)   Unless otherwise specified pursuant to Section 301, if the election referred to in paragraph (b) above has been provided for pursuant to Section 301, then, unless otherwise specified pursuant to Section 301, not later than the fourth Business Day after the Election Date for each payment date for registered Securities of any series, the Exchange Rate Agent will deliver to the Company a written notice specifying, in the Currency in which registered Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the registered Securities to be paid on such payment date, specifying the amounts in such Currency so payable in respect of the Registered Securities as to which the Holders of registered Securities of such series shall have elected to be paid in another Currency as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for pursuant to Section 301 and if at least one Holder has made such election, then, unless otherwise specified pursuant to Section 301, on the second Business Day preceding such payment date the Company will deliver to the Trustee for such series of registered Securities an Exchange Rate Officer's Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. Unless otherwise specified pursuant to Section 301, the US Dollar or Foreign Currency amount receivable by Holders of registered Securities who have elected payment in a Currency as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the "Valuation Date") immediately preceding each payment date, and such determination shall be conclusive and binding for all purposes, absent manifest error.

        (d)   If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then with respect to each date for the payment of principal of (and premium, if any) and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency occurring after the last date on which such Foreign Currency was used (the "Conversion Date"), the US Dollar shall be the Currency of payment for use on each such payment date. Unless otherwise specified pursuant to Section 301, the US Dollar amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be the US Dollar Equivalent of the Foreign Currency as determined by the Exchange Rate Agent in the manner provided in paragraph (f) below.

        (e)   Unless otherwise specified pursuant to Section 301, if the Holder of a registered Security denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in US Dollars as provided in paragraph (d) above.

        (f)    The "US Dollar Equivalent of the Foreign Currency" shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date by converting the specified Foreign Currency into US Dollars at the Market Exchange Rate on the Conversion Date.

        (g)   For purposes of this Section 313 the following terms shall have the following meanings: "Election Date" shall mean the date for any series of registered Securities as specified pursuant to clause (13) of Section 301 by which the written election referred to in paragraph (b) above may be made, and "Market Exchange Rate" shall means the currency exchange rate described and determined as provided in Section 116 hereof.

        (h)   All decisions and determinations of the Exchange Rate Agent regarding the US Dollar Equivalent of the Foreign Currency and the Market Exchange Rate as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee and all Holders of such Securities denominated or payable in the relevant Currency. The Exchange Rate Agent shall promptly give written notice to the Company and the Trustee of any such decision or determination.

        (i)    In the event that the Company determines in good faith that a Conversion Event has occurred with respect to a Foreign Currency, the Company will immediately give written notice thereof to the Trustee and to the Exchange Rate Agent (and the Trustee will promptly thereafter give notice in the manner provided for in Section 106 to the affected Holders) specifying the Conversion Date.

        (j)    The Trustee shall be fully justified and protected in relying and acting upon information received by it from the Company and the Exchange Rate Agent and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Company or the Exchange Rate Agent.

SECTION 314. CUSIP Numbers

        The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such "CUSIP" numbers in addition to serial numbers in notices of repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such repurchase shall not be affected by any defect in or omission of such "CUSIP" numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

SECTION 315. Securities to Rank Pari Passu

        All Securities shall rank pari passu without discrimination, preference or priority in right of payment, whatever may be the actual date or terms of the issue thereof, except with respect to funds held by the Trustee for payment of Securities for which a notice of redemption has been given as provided herein.

SECTION 316. Appointment and Resignation of Successor Exchange Rate Agent

        (a)   Unless otherwise specified pursuant to Section 301, if and so long as the Securities of any series

          (i)    are denominated in a Currency other than US Dollars or

          (ii)   may be payable in a Currency other than US Dollars, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent. The Company will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 301 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the issued Currency into the applicable payment Currency for the payment of principal (and premium, if any) and interest, if any, pursuant to Section 313.

        (b)   No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Company and the Trustee.

        (c)   If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause with respect to the Securities of one or more series, the Company, by or pursuant to Board Resolution, shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series and that, unless specified pursuant to Section 301, at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by the Company on the same date and that are initially denominated and/or payable in the same Currency).

ARTICLE FOUR
SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture

        (a)   This Indenture shall, upon Company Request, cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant hereto) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

          (1)   either

            (A)  there has been delivered to the Trustee for cancellation all Securities of such series theretofore authenticated and delivered and all coupons; if any, appertaining thereto (other than (i) coupons appertaining to unregistered Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305, (ii) Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 307, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 1106, and (iv) Securities and coupons of such series for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 1002); or

            (B)  all Securities of such series not theretofore delivered to the Trustee for cancellation

              (i)    have become due and payable, or

              (ii)   will become due and payable at their Stated Maturity within one year, or

              (iii)  if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2)   the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such series; and

          (3)   the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

        (b)   Notwithstanding the satisfaction and discharge of this Indenture as to such series, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 613 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Subsection (1) of this Section, the obligations of the Trustee under Section 402 and Section 1003(e) shall survive.

SECTION 402. Application of Trust Money

        Subject to the provisions of Section 1003(e), all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE
REMEDIES

SECTION 501. Events of Default

        (a)   "Event of Default", wherever used herein with respect to Securities of any series, means any one of the following events:

          (1)   if the Company makes default in payment of the principal of or premium, if any, on any Security of that series when the same becomes due under any provision hereof or of the Securities of that series and if the default in payment continues for a period of four days after written notice thereof has been provided to the Company by the Trustee;

          (2)   if the Company makes default in payment of any interest due on any Security of that series or of any sinking fund payment due with respect to any Security of that series and if this default in payment continues for a period of 30 days after written notice thereof has been provided to the Company by the Trustee;

          (3)   if an order shall be made or an effective resolution be passed for the winding-up or liquidation of the Company except in the course of carrying out the provisions of Article 8 or pursuant to a transaction in respect of which the conditions of Article 8 are duly observed and performed;

          (4)   if the Company or any Restricted Subsidiary shall make a general assignment for the benefit of its creditors, or shall be declared bankrupt, or shall commence proceedings under any statute that may reasonably have the effect of compromising the rights of creditors without their consent, or if a custodian or a sequestrator or a receiver and manager or any other officer with similar powers shall be appointed of, or an encumbrancer takes possession of, the property of the Company or of any Restricted Subsidiary or any part thereof which is, in the opinion of the Trustee, a substantial part thereof;

          (5)   if any process of execution is enforced or levied upon any of the property of the Company or a Restricted Subsidiary and such property has a net book value in excess of the greater of Cdn. $100,000,000 and 2% of the Equity of the Company, or the equivalent thereof in any other Currency, and such process remains unsatisfied for a period of 60 days, as to movable or personal property, or 90 days, as to immovable or real property, provided that such process of execution is not, in good faith, disputed by the Company or such Restricted Subsidiary, or, if so disputed, the Company shall not have given evidence satisfactory to the Trustee that it has or such Restricted Subsidiary has available a sum sufficient to pay in full the amount claimed in the event that it shall be held to be a valid claim;

          (6)   if the Company or a Restricted Subsidiary fails to make any principal payment at maturity, including any applicable grace period, in respect of any issue of Indebtedness for Borrowed Money in any aggregate amount in excess of the greater of Cdn. $100,000,000 and 2% of the Equity of the Company, or the equivalent thereof in any other Currency, and such failure shall have continued for a period of 30 days after written notice thereof shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of not less than 25% in aggregate principal amount of the outstanding Securities;

          (7)   if a default with respect to any Indebtedness for Borrowed Money of the Company or any Restricted Subsidiary occurs, which default results in the acceleration of any such Indebtedness for Borrowed Money of the Company or any Restricted Subsidiary in an aggregate amount in excess of the greater of Cdn. $100,000,000 and 2% of the Equity of the Company, or the equivalent thereof in any other Currency, without such Indebtedness for Borrowed Money having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice thereof shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of not less than 25% in aggregate principal amount of the outstanding Securities; and

          (8)   if the Company shall neglect to carry out or observe any other covenant or condition herein contained on its part to be observed and performed and after notice in writing has been given by the Trustee to the Company specifying such default and requiring the Company to put an end to the same and the Company shall fail to make good such default within a period of 60 days or such shorter period as would at any time, if continued, render any property of the Company or any of its Restricted Subsidiaries liable to forfeiture, unless the Trustee (having regard to the subject matter of the neglect or non-observance) shall have agreed to a longer period, and in such event, within the period agreed to by the Trustee.

        (b)   In addition to the events hereinabove set forth the Company may by indenture supplemental hereto, executed and delivered pursuant to the provisions of Article 9, Board Resolution or Officers' Certificate establishing the terms of such series pursuant to Section 301 of this Indenture create further Events of Default.

SECTION 502. Acceleration of Maturity; Rescission and Annulment

        (a)   Subject to Section 513, if any Event of Default described in Section 501 with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the entire principal amount (or, if the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series and all accrued interest thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable.

        (b)   At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company, and the Trustee, shall rescind and annul such declaration and its consequences if:

          (1)   the Company has paid or deposited with the Trustee a sum sufficient to pay:

            (A)  all overdue interest, if any, on all Outstanding Securities of that series,

            (B)  all unpaid principal of (and premium, if any, on) any Outstanding Securities of that series which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal (and premium, if any) at the rate or rates prescribed therefor in such Securities,

            (C)  interest upon such overdue interest at the rate or rates prescribed therefor in such Securities, and

            (D)  all sums paid or advanced by the Trustee for such series hereunder and reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel; and

          (2)   all Events of Default with respect to Securities of that series, other than the non-payment of principal of (or premium, if any, on) or interest, if any, on Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

        No such rescission shall affect any subsequent default or impair any right consequent thereon.

        (c)   Notwithstanding the preceding, in the event of a declaration of acceleration in respect of the Securities because of an Event of Default specified in Section 501(a)(6) or (7) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee

        (a)   The Company covenants that if:

          (1)   default is made in the payment of any interest on any Security or of any sinking fund payment due with respect to any Security when such interest or sinking fund payment becomes due and payable and such default continues for a period of 30 days, or

          (2)   default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof and such default continues for a period of four days,

then the Company will, upon demand of the Trustee, pay to it for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, if any, and interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        (b)   If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

        (c)   If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series under this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights.

SECTION 504. Trustee May File Proofs of Claim

        (a)   In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (1)   to file and prove a claim for the whole amount of principal (and premium, if any), or such portion of the principal amount of any series of Original Issue Discount Securities or Indexed Securities as may be specified in the terms of such series, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (2)   to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

  and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

        (b)   Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities

        All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected

        Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First:    To the payment of all amounts due the Trustee under Section 607;

          Second:    To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, if any, respectively; and

          Third:    The balance, if any, to the Company.

SECTION 507. Limitation on Suits

        No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

        (a)   such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

        (b)   the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of an Event of Default described in Section 501 in its own name as Trustee hereunder;

        (c)   such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

        (d)   the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

        (e)   no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of the same series, in respect of any Event of Default described in Section 501, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Securities of the same series, in respect of such Event of Default.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest

        Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 308) interest, if any, on, such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative

        Except as otherwise provided in Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver

        No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders

        With respect to the Securities of any series, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, related to or arising under Section 501, provided that in each case

        (a)   such direction shall not be in conflict with any rule of law or with this Indenture,

        (b)   subject to the provisions of the TIA Section 315, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

        (c)   the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders of Securities of such series not consenting.

SECTION 513. Waiver of Past Defaults

        (a)   The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past Default or Event of Default in Section 501 in respect of such series and its consequences, except a Default or Event of Default,

          (1)   in respect of the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series, or

          (2)   in respect of a covenant or provision of such series which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

        (b)   Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs

        All parties to this Indenture agree, and each Holder of Securities of any series by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on Securities of any series on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date); provided that neither this Section 514 nor the TIA shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

SECTION 515. Waiver of Stay or Extension Laws

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX
THE TRUSTEE

SECTION 601. Notice of Defaults

        Within 90 days after the occurrence of any Default hereunder with respect to the Securities of any series of which the Trustee is deemed to have knowledge pursuant to Section 603, the Trustee shall transmit by mail to all Holders of the Securities of that series in the manner and to the extent provided in Section 313(c) of the TIA, as their names and addresses appear in the Security Register, notice of such Default hereunder, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Authorized Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided further that in the case of any Default or breach of the character specified in Section 501(a)(8) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

SECTION 602. Certain Duties and Responsibilities of Trustee

        (a)   The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform with respect to the Securities of any series, such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (b)   No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1)   prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

            (i)    the duties and obligations of the Trustee with respect to the Securities of any series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii)   in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the TIA; but in the case of any such certificates or opinions that by any provision hereof or Section 314 of the TIA are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

          (2)   the Trustee shall not be liable for any error of judgment made in good faith by an Authorized Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3)   the Trustee shall not be liable with respect to any action taken or omitted to be taken by it with respect to the Securities of any series in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Securities of that series at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture; and

          (4)   notwithstanding anything contained herein to the contrary, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights and powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (c)   Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, shall be subject to the provisions of this Section 602.

SECTION 603. Certain Rights of Trustee

        Subject to the provisions of TIA Sections 315(a) through 315(d):

        (a)   the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (b)   any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

        (c)   whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

        (d)   the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

        (e)   the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

        (f)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

        (g)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

        (h)   the Trustee shall not be liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

        (i)    the Trustee is not required to take notice or deemed to have notice of any Default or Event of Default hereunder, unless an Authorized Officer of the Trustee has received notice in writing of such Default or Event of Default from the Company or from the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of the series so affected, and in absence of any such notice, the Trustee may conclusively assume that no Default or Event of Default exists;

        (j)    the Trustee's immunities and protections from liability and its rights to compensation and indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee's officers, directors, agents and employees. Such immunities and protections and right to indemnification, together with the Trustee's right to compensation, shall survive the Trustee's resignation or removal and final payment of the Securities; and

        (k)   the Trustee shall have no responsibility for any information in any offering memorandum or other disclosure material distributed with respect to any series of Securities, and the Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the Securities, other than the filing of any documents required to be filed by an indenture trustee pursuant to the TIA.

SECTION 604. Trustee Not Responsible for Recitals or Issuance of Securities

        The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements to be made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605. May Hold Securities

        The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607. Compensation and Reimbursement

        (a)   The Company agrees:

          (1)   to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2)   except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

          (3)   to indemnify each of Trustee or any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with any action taken, suffered or omitted by the Trustee hereunder.

        (b)   As security for the performance of the obligations of the Company under this Section 607, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on particular Securities.

        (c)   The provisions of this Section shall survive the termination of this Indenture.

SECTION 608. Conflicting Interests

        The Trustee shall comply with the provisions of Section 310(b) of the TIA.

SECTION 609. Corporate Trustee Required; Eligibility

        There shall at all times be a Trustee hereunder qualified or to be qualified under TIA Section 310(a)(1) and which, to the extent there is such an institution eligible and willing to serve, shall have a combined capital and surplus (together with that of its parent) of at least US$50,000,000. If such Trustee publishes or files reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 609, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published or filed. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation and Removal; Appointment of Successor

        (a)   No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

        (b)   The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

        (c)   The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may, at the expense of the Company, petition a court of competent jurisdiction for the appointment of a successor Trustee.

        (d)   If at any time:

          (1)   the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2)   the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (3)   the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company may remove the Trustee with respect to all Securities, or (B) subject to TIA Section 315, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

        (e)   If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

        (f)    The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to the Holders of Securities of such series in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor

        (a)   Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, however, that the retiring Trustee shall continue to be entitled to the benefit of Section 607; but, on the request of the Company or the successor Trustee and after payment of all amounts due and payable to such retiring Trustee pursuant to Section 607 (collectively, the "Trustee Payments"), such retiring Trustee shall, upon payment of any additional charges therefor, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

        (b)   In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series and after receipt by the retiring Trustee of the Trustee Payments, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which

          (1)   shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates,

          (2)   if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and

          (3)   shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee and after receipt by the retiring Trustee of all Trustee Payments, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

        (c)   Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

        (d)   No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business

        Any company into which the Trustee may be merged or converted or with which it may be consolidated, or any company resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any company succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such company shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any of the Securities shall not have been authenticated by such predecessor Trustee, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 613. Appointment of Authenticating Agent

        (a)   At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by an Authorized Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be reasonably acceptable to the Company and shall at all times be a company organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than US$50,000,000 and subject to supervision or examination by federal or state authority. If such company publishes or files reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published or filed. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

        (b)   Any company into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any company resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any company succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such company shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

        (c)   An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

        (d)   The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

        (e)   If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

        Dated:

        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

as Trustee		,
By	as Authenticating Agent
By	Authorized Officer

SECTION 614. Preferential Collection of Claims Against Company

        If and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Securities), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).

ARTICLE SEVEN
HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Company to Furnish Trustee Names and Address of Holders

        The Company will furnish or cause to be furnished to the Trustee

        (a)   not more than 15 days after each Regular Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of Holders of Securities of each series as of such Regular Record Date, and

        (b)   at such other times as the Trustee may request in writing within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished provided however, that the Company shall not be obligated to furnish or cause to be furnished such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company or at such times as the Trustee maintains the Securities Register pursuant to Section 306 and is acting as Security Registrar for the applicable series of Securities.

SECTION 702. Preservation of List of Names and Addresses of Holders

        The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 701 and as to the names and addresses of Holders received by the Trustee in its capacity as Security Registrar for the applicable series of Securities (if acting in such capacity). The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished. Holders may communicate as provided in Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or under the Securities.

SECTION 703. Disclosure of Names and Addresses of Holders

        Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Section 312 of the TIA, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312 of the TIA.

SECTION 704. Reports by Trustee

        Within 60 days after April 1 of each year commencing with the first April 1 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit to the Holders of Securities, in the manner and to the extent provided in Section 313(c) of the TIA, a brief report dated as of such April 1 if required by Section 313(a) of the TIA.

SECTION 705. Reports by Company

        The Company shall:

        (a)   furnish to the Trustee, within 10 days after the Company is required to file or furnish the same with or to the Commission, copies (which may be electronic copies) of the annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Each of such reports will be prepared in accordance with Canadian GAAP.

        (b)   notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, continue to furnish to the Trustee:

          (1)   within 10 days after the time periods required for the filing of annual information forms and annual financial statements by the Canadian securities regulatory authorities, the information required to be provided in an annual information form, annual financial statements or similar annual filings under the securities laws of Canada or any provinces thereof to security holders of a corporation with securities listed on the Toronto Stock Exchange or its successor, whether or not we have any of our securities so listed; and

          (2)   within 10 days after the time periods required for the filing of quarterly reports by the Canadian securities regulatory authorities, the information required to be provided in quarterly reports under the securities laws of Canada or any province thereof to security holders of a corporation with securities listed on the Toronto Stock Exchange or its successor, whether or not the Company has any of its securities so listed.

ARTICLE EIGHT
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Company May Merge, Consolidate, Etc., Only on Certain Terms

        The Company shall not enter into any transaction, or series of transactions, whereby all or substantially all of its undertaking, property and assets would become the property of any company (herein called the "successor company") whether by way of reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale, conveyance, lease or otherwise unless:

        (a)   an indenture supplemental hereto together with such other instruments as are necessary to evidence the assumption by the successor company of the due and punctual payment of all of the Securities and the interest thereon and all other moneys payable hereunder and the covenant of the successor company to pay the same and its agreement to observe and perform all the covenants and obligations of the Company under this Indenture is delivered to the Trustee or the successor company assumes such payment and such obligations and covenants by operation of law;

        (b)   no condition or event shall exist and be continuing as to the Company or the successor company either at the time of or immediately after such consolidation, amalgamation, merger, transfer, sale or conveyance and after giving full effect thereto or immediately after the successor company complying with the provisions of paragraph (a) above which constitutes or would with notice or the lapse of time or both constitute an Event of Default hereunder; and

        (c)   the Company or the successor company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such reconstruction, reorganization, consolidation, amalgamation, merger, conveyance, transfer, sale, lease or other transaction, or series of transactions, and such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with;

provided, however, that the provisions of this Article 8 shall not apply to any transaction whereby the Company or a Restricted Subsidiary remains or becomes the successor company, but provided further that any Restricted Subsidiary which becomes the successor company shall be required to expressly assume the covenants and obligations of the Company under this Indenture if such Restricted Subsidiary does not assume such covenants and obligations by operation of law.

SECTION 802. Vesting of Powers in Successor

        Whenever the conditions of Section 801 have been duly observed and performed, or are not required pursuant to Section 801, a successor company to the Company shall possess and from time to time may exercise each and every right and power of the Company under this Indenture in the name of the Company or otherwise and any act or proceeding by any provision of this Indenture required to be done or performed by any directors or officers of the Company may be done and performed with like force and effect by the like directors or officers of such successor company.

ARTICLE NINE
SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders

        (a)   Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1)   to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

          (2)   to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are being included solely for the benefit of such series) or to surrender any right or power herein or in the Securities conferred upon the Company; or

          (3)   to add any additional Events of Default (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are being included solely for the benefit of such series); or

          (4)   to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

          (5)   to secure the Securities;

          (6)   to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

          (7)   to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

          (8)   to close this Indenture with respect to the authentication and delivery of additional series of Securities; or

          (9)   to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that each such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

          (10) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 401, 1402 and 1403; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect; or

          (11) to make any other change that does not materially adversely affect the rights of any Holder.

SECTION 902. Supplemental Indentures with Consent of Holders

        (a)   With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities of the series affected by such supplemental indenture, by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture applicable to such series or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture amendment or waiver shall, without the consent of the Holder of each Outstanding Security of such series affected thereby:

          (1)   change the Stated Maturity of the principal of (or premium, if any) or extend the scheduled time of payment of any installment of interest on any Security, or reduce the principal amount thereof (or premium, if any) or the rate of interest, if any, thereon, or change any obligation of the Company to pay Additional Payments as contemplated by Section 1004 or change any obligation of the Company to pay Additional Amounts (as such term is defined in Section 1011) as contemplated by Section 1011 (except as permitted by Section 901(a)(1)), or reduce the amount of the principal of an Indexed Security or an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or adversely affect any right of repayment at the option of any Holder of any Security, or change any Place of Payment where, or the Currency in which any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or adversely affect any right to convert or exchange any Security as may be provided pursuant to Section 301 herein, or

          (2)   reduce the percentage in principal amount of the Outstanding Securities of such series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (3)   modify any of the provisions of this Section 902, Section 513 or Section 1009, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

        (b)   A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture as applicable to a particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

        (c)   It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 603 hereof) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties, protections, privileges, indemnitees, benefits or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and, other than with respect to a supplemental indenture executed pursuant to Section 901(a)(6) which shall bind Holders of Securities related thereto, every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with TIA

        Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

SECTION 906. Reference in Securities to Supplemental Indentures

        Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

SECTION 907. Notice of Supplemental Indentures

        Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN
COVENANTS

SECTION 1001. Payments of Principal, Premium and Interest

        The Company covenants and agrees to duly and punctually pay or cause to be paid to every holder of every Security issued hereunder the principal thereof, premium, if any, and interest accrued thereon, if any (including, in the case of default, interest at the rate specified therein on the amount in default) at the dates and places, in the Currencies and in the manner mentioned herein and in such Securities and in the coupons, if any, appertaining thereto. In the case of joint Holders, cheques for principal and interest shall, unless such joint Holders otherwise direct, be made payable to the order of all of such joint holders and the receipt or deemed receipt of such cheque or electronic funds transmission by any one of such holders therefor shall be a valid discharge to the Trustee and any Security Registrar and to the Company. If, in the case of fully registered Securities, more than one address appears on the register in respect of a joint holding any cheque for interest shall be mailed to the first address so appearing. The mailing of any cheque or initiation of electronic funds transmission shall, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on a Security, unless such cheque be not paid at par on presentation at any one of the places where such interest is, by the terms of such Security, made payable, or such electronic funds transmission fails to be received by the recipient bank. In the event of non-receipt of any cheque or failed electronic funds transmission for interest by the person to whom it is so sent as aforesaid, the Company or the Trustee will issue to such person a replacement cheque or initiate another electronic funds transmission for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require.

SECTION 1002. Statement as to Compliance

        The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, commencing with its fiscal year ending after the date hereof, a brief certificate from its principal executive officer, principal financial officer, principal accounting officer or its treasurer as to his or her knowledge of the compliance by the Company with all conditions and covenants under this Indenture. For purposes of this Section 1002, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

SECTION 1003. Money for Security Payments to Be Held in Trust

        (a)   If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, before each due date of the principal of (and premium, if any) and interest, if any, on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal of (and premium, if any,) and interest, if any, on Securities of such Series so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

        (b)   Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to or on each due date of the principal of (and premium, if any) and interest, if any, on any Securities of such series, deposit with the Paying Agent, a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) will promptly notify the Trustee of its action or failure so to act.

        (c)   The Company shall cause each Paying Agent (other than the Trustee) for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1)   hold all sums held by it for the payment of the principal of (and premium, if any, on) and interest, if any, on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2)   give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal (and premium, if any, on) and interest, if any, on the Securities of such series; and

          (3)   at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        (d)   The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

        (e)   Except as otherwise provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) and interest, if any, on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any, on) or interest has become due and payable, shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Additional Payments

        If any Securities of a series provide for the payment of additional amounts to any Holder who is not a United States person in respect of any tax, assessment or governmental charge ("Additional Payments"), the Company shall pay to the Holder of any Security of such series such Additional Payments as may be specified pursuant to Section 301. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (and premium, if any, on) or interest, if any, on, or in respect of, any Security of a series or the net proceeds received on the sale or exchange of any Security of a series, such mention shall be deemed to include mention of the payment of Additional Payments provided for by the terms of such series established pursuant to Section 301 to the extent that, in such context, Additional Payments are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Payments (if applicable) in any provisions hereof shall not be construed as excluding Additional Payments in those provisions hereof where such express mention is not made. Except as otherwise specified pursuant to Section 301, if the Securities of a series provide for the payment of Additional Payments, at least 10 days prior to the first Interest Payment Date, if any, with respect to Securities of such series (or if the Securities of such series do not bear interest or will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of interest or principal and any premium if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company shall furnish the Trustee and the Paying Agent or Paying Agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and the Paying Agent or Paying Agents whether such payment of principal of (and premium, if any) or interest, if any, on the Securities of such series shall be made to Holders of Securities of such series who are not United States persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of the series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of such series and the Company shall pay to the Trustee or the Paying Agent or Paying Agents the Additional Payments required by the terms of such Securities. In the event that the Trustee or any Paying Agent, as the case may be, shall not so receive the above-mentioned certificate, then the Trustee or such Paying Agent shall be entitled (i) to assume that no such withholding or deduction is required with respect to any payment of principal, premium or interest with respect to any Securities of a series until it shall have received a certificate advising otherwise and (ii) to make all payments of principal, premium and interest with respect to the Securities of a series without withholding or deductions until otherwise advised. The Company hereby covenants and agrees to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability, cost or expense reasonably incurred without negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

SECTION 1005. Corporate Existence; Filings with Trustee

        The Company shall, subject to the provisions of Article 8, at all times maintain its corporate existence and the rights (charter and statutory) and franchises of the Company and Restricted Subsidiaries (provided however that the foregoing shall not prevent the discontinuance of any business of the Company or a Restricted Subsidiary if, at the time of such discontinuance, the Company shall determine that such discontinuance is desirable in the conduct of the business of the Company and is not disadvantageous in any material respect to the Holders of the Securities).

SECTION 1006. Payment of Taxes and Other Claims

        The Company shall from time to time pay or cause to be paid all taxes, rates, levies, assessments, ordinary or extraordinary, government fees or dues lawfully levied, assessed or imposed upon or in respect of its property or any part thereof or upon the income and profits of the Company and of its Restricted Subsidiaries as and when the same become due and payable, provided that the Company and its Restricted Subsidiaries shall have the right to contest by appropriate proceedings any taxes, rates, levies, assessments, government fees or dues, and upon such contest, may delay or defer payment or discharge thereof.

SECTION 1007. Limitations on Liens

        So long as any Securities are outstanding and subject to the provisions of this Indenture, except for Permitted Encumbrances, the Company shall not create, incur, assume or suffer to exist, nor shall it allow or permit any Restricted Subsidiary to create, incur, assume or suffer to exist, any Lien securing the Indebtedness of any Person upon or with respect to any of its or their respective properties, assets or undertaking whether now owned or hereafter acquired, unless at the time thereof or prior thereto, the Securities then outstanding under this Indenture are equally and ratably secured with such Indebtedness.

SECTION 1008. Notice of Occurrence of Event of Default

        So long as any Securities are outstanding and subject to the provisions of this Indenture, the Company shall give notice in writing to the Trustee of the occurrence of any Event of Default or any event which would, with notification or with the lapse of time or both, constitute an Event of Default forthwith upon becoming aware thereof and without waiting for the Trustee to take any further action, and specifying the nature of such default and the steps taken or proposed to be taken to remedy the same.

SECTION 1009. Waiver of Certain Covenants

        The Company may omit in any particular instance to comply with any term, provision or condition set forth herein for which amendment under Article Nine can be effected without compliance with the consent requirements contained in Section 902(a), if before or after the time for such compliance the Holders of at least a majority in principal amount of all Outstanding Securities of the series that are affected, by Act of such Holders, waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1010. Maintenance of Office or Agency

        (a)   The Company will maintain, or cause to be maintained, as to each series of Securities, in each Place of Payment for each series of Securities an office or agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served.

        (b)   The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        (c)   The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified pursuant to Section 301 with respect to a series of Securities, the Company hereby designates as Places of Payment for each series of Securities the office or agency of the Trustee in the Borough of Manhattan, the City of New York, and initially appoints the Trustee at its Corporate Trust Office in the Borough of Manhattan, the City of New York as Paying Agent in each such city as its agent to receive all such presentations, surrenders, notices and demands.

SECTION 1011. Additional Amounts Due to Canadian Taxes

        (a)   Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, all payments made by or on behalf of the Company under or with respect to any Securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter, "Canadian Taxes"), unless the Company is required to withhold or deduct Canadian Taxes by law or by interpretation or administration thereof by the relevant government authority or agency. If the Company is so required to withhold or deduct any amount for or on account of the Canadian Taxes from any payment made under or with respect to the Securities, the Company will pay as additional interest such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount the Holder of Securities would have received if such Canadian Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to a payment made to a Holder of Securities (an "Excluded Holder") in respect of the beneficial owner thereof (i) with which the Company does not deal at arm's length (for purposes of the Income Tax Act (Canada)) at the time of the making of such payment, (ii) which is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes or (iii) which is subject to such Canadian Taxes by reason of its carrying on business in, or being connected with or being resident in Canada or any province or territory thereof otherwise than by the mere holding of Securities or the receipt of payment thereunder. In any event, no Additional Amounts will be payable in excess of Additional Amounts which would be required if the holder of debt securities was a resident of the United States for purposes of the Canada-U.S. Income Tax Convention (1980), as amended. The Company will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Company will furnish to the Holders, within 60 days after the date that the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company. The Company will pay all taxes, interest and other liabilities which arise by virtue of any failure of the Company to withhold, deduct and remit to the relevant authority on a timely basis the full amounts required in accordance with applicable law. The provisions of Subsections 1011(a) and (b) shall survive any termination, defeasance or discharge of this Indenture.

        (b)   If as a result of any payment by or on behalf of the Company under or with respect to the Securities, any Holder of a Security (other than an Excluded Holder) is required to pay tax under Part XIII of the Income Tax Act (Canada) or any successor provisions in circumstances where the Company is not required to make a withholding with respect to such tax (for instance, in accordance with Section 803 of the Regulations to the Income Tax Act (Canada)), then the Company will, upon demand by any such Holder, indemnify such Holder for (i) the payment of such taxes, together with any interest, penalties and reasonable expenses in connection therewith and (ii) any Canadian Taxes imposed with respect to any reimbursement under the preceding clause (i), but excluding any such Canadian Taxes on such Holder's net income. All such amounts shall be payable by the Company on demand and shall bear interest at the rate borne by the Securities, calculated from the date incurred by the Holder to the date paid by the Company. All such amounts shall be Additional Amounts for the purpose of this Indenture; provided, however, no such Additional Amounts shall be payable to an Excluded Holder as defined in Subsection 1011(a).

        (c)   At least 5 days prior to the first Interest Payment Date and at least 5 days prior to each date of payment of principal of or interest on the Securities if there has been a change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company shall furnish to the Trustee, and the principal Paying Agent if other than the Trustee, an Officers' Certificate instructing the Trustee and such Paying Agent whether such payment of principal of or interest on the Securities shall be made to Holders without withholding or deduction for or on account of any Canadian Taxes. If any such withholding or deduction shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld or deducted on such payments to such Holders and shall certify the fact that Additional Amounts will be payable and the amounts so payable to each Holder, and the Company shall pay to the Trustee or such Paying Agent the Additional Amounts required to be paid by this Section 1011. Except in respect of the provisions of Article Fourteen insofar as they relate to defeasance, references in this Indenture to interest, principal or other payments made or to be made by the Company with respect to the Securities shall be deemed also to refer to any Additional Amounts that may be payable in respect thereof.

ARTICLE ELEVEN
REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article

        Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with the terms of such Securities as established pursuant to Section 301, and in accordance with this Article.

SECTION 1102. Election to Redeem; Notice to Trustee

        The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Company Order. In case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1103. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate and Opinion of Counsel evidencing compliance with such restriction.

SECTION 1103. Selection by Trustee of Securities to Be Redeemed

        (a)   If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem appropriate and just and which may provide for the selection for redemption of portions of the principal of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of such series established pursuant to Section 301.

        (b)   The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

        (c)   For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 1104. Notice of Redemption

        (a)   Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

        (b)   All notices of redemption shall identify the Securities (including CUSIP number, if any) to be redeemed and shall state:

          (1)   the Redemption Date,

          (2)   the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1106, if any,

          (3)   if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

          (4)   in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

          (5)   that on the Redemption Date, the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 1106 will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

          (6)   the Place or Places of Payment where such Securities maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any, and

          (7)   that the redemption is for a sinking fund, if such is the case.

        (c)   Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1105. Deposit of Redemption Price

        On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest, if any, on, all the Securities which are to be redeemed on that date.

SECTION 1106. Securities Payable on Redemption Date

        (a)   Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall, if the same were interest-bearing, cease to bear interest, and except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 308.

        (b)   If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

SECTION 1107. Securities Redeemed in Part

        Any Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article Twelve) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 1108. Tax Redemption

        Unless specified pursuant to Section 301, Securities of any series may be redeemed at the option of the Company at any time in whole, but not in part, on not more than 60 days' and not less than 30 days' notice at a Redemption Price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, if

        (a)   the Company delivers to the Trustee an opinion of a nationally recognized independent Canadian tax counsel experienced in such matters to the effect that

          (1)   as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date specified in Section 301 with respect to any Security of such series, the Company has or will become obligated to pay on the next succeeding Interest Payment Date, Additional Amounts pursuant to Section 1011 with respect to any Security of such series or

          (2)   on or after a date specified in Section 301 with respect to any Security of such series, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (1) above, whether or not such action was taken or decision was rendered with respect to the Company, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the Opinion of Counsel, will result in a material probability that the Company will become obligated to pay, on the next succeeding Interest Payment Date, Additional Amounts pursuant to Section 1011 with respect to any Security of such series, and

        (b)   in any such case specified in (1) or (2) above, the Company, in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to the Company and the Company delivers an Officers' Certificate to that effect; provided, however, that at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

ARTICLE TWELVE
SINKING FUNDS

SECTION 1201. Applicability of Article

        (a)   Retirements of Securities of any series pursuant to any sinking fund shall be made in accordance with the terms of such Securities established pursuant to Section 301, and, unless otherwise specified as contemplated by Section 301 for Securities of any series, in accordance with this Article.

        (b)   The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1202. Satisfaction of Sinking Fund Payments with Securities

        Subject to Section 1203, in lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option

        (a)   deliver to the Trustee Outstanding Securities of such series (other than any previously called for redemption) theretofore purchased or otherwise acquired by the Company, and/or

        (b)   receive credit for the principal amount of Securities of such series which have been previously delivered to the Trustee by the Company or for Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of the same series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

SECTION 1203. Redemption of Securities for Sinking Fund

        (a)   Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering or crediting Securities of that series pursuant to Section 1202 (which Securities will, if not previously delivered, accompany such certificate) and whether the Company intends to exercise its right to make a permitted optional sinking fund payment with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 1202 and without the right to make any optional sinking fund payment, if any, with respect to such series.

        (b)   Not more than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

        (c)   On or prior to any sinking fund payment date, the Company shall pay to the Trustee or a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) in cash a sum equal to any interest that will accrue to the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 1203.

        (d)   Notwithstanding the foregoing, with respect to a sinking fund for any series of Securities, if at any time the amount of cash to be paid into such sinking fund on the next succeeding sinking fund payment date, together with any unused balance of any preceding sinking fund payment or payments for such series, does not exceed in the aggregate $100,000, the Trustee, unless requested by the Company, shall not give the next succeeding notice of the redemption of Securities of such series through the operation of the sinking fund. Any such unused balance of moneys deposited in such sinking fund shall be added to the sinking fund payment for such series to be made in cash on the next succeeding sinking fund payment date or, at the written request of the Company, shall be applied at any time or from time to time to the purchase of Securities of such series, by public or private purchase, in the open market or otherwise, at a purchase price for such Securities (excluding accrued interest and brokerage commissions, for which the Trustee or any Paying Agent will be promptly reimbursed by the Company) not in excess of the principal amount thereof.

ARTICLE THIRTEEN
REPAYMENT AT OPTION OF HOLDERS

SECTION 1301. Applicability of Article

        Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and, unless otherwise specified as contemplated by Section 301 for Securities of any series, in accordance with this Article.

SECTION 1302. Repayment of Securities

        Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Company covenants that on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of and (except if the Repayment Date shall be an Interest Payment Date) accrued interest, if any, on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

SECTION 1303. Exercise of Option

        Securities of any series subject to repayment at the option of the Holders thereof will contain an "Option to Elect Repayment" form on the reverse of such Securities. To be repaid at the option of the Holder, any Security so providing for such repayment, with the "Option to Elect Repayment" form on the reverse of such Security duly completed by the Holder (or by the Holder's attorney duly authorized in writing), must be received by the Company at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

SECTION 1304. When Securities Presented for Repayment Become Due and Payable

        (a)   If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest and except to the extent provided below, shall be void. Upon surrender of any such Security for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the principal amount of such Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, however, that, in the case of Securities, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 308.

        (b)   If any unregistered Security surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Security may be paid after deducting from the amount payable therefore as provided in Section 1302 an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made as provided in the preceding sentence, such Holder shall be entitled to receive the amount so deducted; provided however, that interest represented by coupons shall be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

        (c)   If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

SECTION 1305. Securities Repaid in Part

        Upon surrender of any Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

ARTICLE FOURTEEN
DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401. Company's Option to Effect Defeasance or Covenant Defeasance

        The provisions of this Article Fourteen shall apply to each series of Securities, and the Company may, at its option, effect defeasance of the Securities of or within a series under Section 1402, or covenant defeasance of the Securities of or within a series under Section 1403, in accordance with the terms of such Securities and in accordance with this Article.

SECTION 1402. Defeasance and Discharge

        Upon the Company's exercise of the above option applicable to this Section with respect to any series of Securities, the Company shall be deemed to have been discharged from its obligations with respect to such series of Outstanding Securities on the date the conditions set forth in Section 1404 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such series of Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1405 and the other Sections of this Indenture referred to in paragraphs (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

        (a)   the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due,

        (b)   the Company's obligations with respect to such Securities under Sections 305, 306, 307, 1003 and 1010 and with respect to the payment of Additional Payments, if any, on such Securities as contemplated by Section 1004 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 1011,

        (c)   the rights, powers, trusts, duties and immunities of the Trustee hereunder, and

        (d)   this Article Fourteen.

        Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403 with respect to such Securities.

SECTION 1403. Covenant Defeasance

        Upon the Company's exercise under Section 1401 of the option applicable to this Section 1403 with respect to any Securities of or within a series, the Company shall be released from its obligations under Sections 801, 1005 and 1007, and if specified pursuant to Section 301, its obligations under any other covenant, with respect to such Outstanding Securities on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, "covenant defeasance"), and such Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed Outstanding for financial accounting purposes). For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(a)(8) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1404. Conditions to Defeasance or Covenant Defeasance

        (a)   The following shall be the conditions to application of either Section 1402 or Section 1403 to any series of Outstanding Securities:

          (1)   The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) an amount of money or (B) Government Obligations applicable to such Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and premium, if any, and interest, if any, on such Securities, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent chartered accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest, if any, and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Securities. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1102 hereof, a notice of its election to redeem all or any portion of such Outstanding Securities at a future date in accordance with the terms of the Securities of such series and Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

          (2)   No Default or Event of Default with respect to such Securities with the passing of time or the giving of notice, or both, shall have occurred and be continuing on the date of such deposit or, insofar as Sections 501(a)(6) and 501(a)(7) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (3)   No event or condition shall exist that would prevent the Company from making payments of the principal of (and premium, if any) or interest on the Securities on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (4)   Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

          (5)   In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that

            (A)  the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

            (B)  since the date of this Indenture, there has been a change in the applicable United States federal income tax law,

  in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (6)   The Company shall have delivered to the Trustee an Opinion of Counsel in Canada or a ruling from Canada Customs and Revenue Agency to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and for the purposes of any Opinion of Counsel in Canada, such counsel shall assume that Holders of the Outstanding Securities include Holders who are not resident in Canada).

          (7)   In the case of an election under either Section 1402 or 1403, the Company shall represent to the Trustee that the deposit made by the Company pursuant to its election under Section 1402 or 1403 was not made by the Company with the intent of preferring the Holders of Securities of any series over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

          (8)   The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with.

          (9)   In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (10) The Company is not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 91st day following such deposit.

          (11) The Company has delivered to the Trustee an Opinion of Counsel to the effect that the deposit described in Subsection 1404(1) above, shall not cause the Trustee or the trust so created to be subject to the U.S. Investment Company Act of 1940, as amended.

SECTION 1405. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions

        (a)   Subject to the provisions of Section 1003(e), all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1405, the "Trustee") pursuant to Section 1404 in respect of such Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

        (b)   The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.

        (c)   Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

SECTION 1406. Reinstatement

        If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1405 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1402 or 1403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1405; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest, if any, on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE FIFTEEN
SUBMISSION TO JURISDICTION

SECTION 1501. Agent for Service; Submission to Jurisdiction

        (a)   By the execution and delivery of this Indenture, the Company

          (1)   acknowledges that it has irrevocably designated and appointed CT Corporation System, 111 - 8th Avenue, 13th Floor, New York, New York, 10011, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture or the Securities that may be instituted under U.S. federal or state securities laws in any federal or New York state court located in The City of New York, or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that CT Corporation System has accepted such designation and appointment,

          (2)   irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and

          (3)   agrees that service of process upon CT Corporation System and written notice of said service to the Company as specified in Section 105 hereof shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as any of the Securities shall be outstanding.

        (b)   The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto. The Company irrevocably waives, to the fullest extent permitted by law, the defenses of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court.

SECTION 1502. Waiver of Immunities

        To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities, to the extent permitted by law.

        This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

TALISMAN ENERGY INC.
By:	Name: Title:
and
By:	Name: Title:
THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Trustee
By:	Name: Title:

EXHIBIT A

FORMS OF CERTIFICATION

EXHIBIT A-1

FORM OF CERTIFICATE TO BE GIVEN BY
PERSON ENTITLED TO RECEIVE BEARER SECURITY
OR TO OBTAIN INTEREST PAYABLE PRIOR
TO THE EXCHANGE DATE

CERTIFICATE

[Insert title or sufficient description
of Securities to be delivered]

        This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States persons(s)"), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 2.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise [Name of Issuer] or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

        As used herein, "United States" means the United States of America (including the states and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

        We undertake to advise you promptly by tested facsimile on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

A-1-1

        This certificate excepts and does not relate to [U.S.$]                                                   of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a Permanent Global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

        We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[To be dated no earlier than the 15th day
prior to (i) the Exchange Date or (ii) the
relevant Interest Payment Date occurring
prior to the Exchange Date, as applicable]

[Name of Person Making Certification]
(Authorized Signatory) Name: Title:

A-1-2

EXHIBIT A-2

FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR
AND CLEARSTREAM IN
CONNECTION WITH THE EXCHANGE OF A PORTION OF A
TEMPORARY GLOBAL SECURITY OR TO OBTAIN INTEREST
PAYABLE PRIOR TO THE EXCHANGE DATE

CERTIFICATE

[Insert title or sufficient description
of Securities to be delivered]

        This is to certify that based solely on written certifications that we have received in writing, by tested facsimile or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially in the form attached hereto, as of the date hereof, [U.S.$]                                                   principal amount of the above-captioned Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise [Name of Issuer] or its agent that such financial institution will comply with the requirements of Section 1650)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

        As used herein, "United States" means the United States of America (including the states and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

        We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

A-2-1

        We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[To be dated no earlier than the Exchange
Date or the relevant Interest Payment Date
occurring prior to the Exchange Date, as
applicable]

[MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS OFFICE, as Operator of the Euroclear System] [CLEARSTREAM BANKING S.A.]
By

A-2-2

Schedule A

Designation of Restricted Subsidiary
under Indenture dated                                                  , 2005 between Talisman Energy Inc. and
The Bank of Nova Scotia Trust Company of New York, as Trustee

The following Subsidiary is designated as a Restricted Subsidiary:

[name of subsidiary]

A-2-3

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